Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-163901

FIRST TRINITY FINANCIAL CORPORATION

PROSPECTUS SUPPLEMENT NO. 1

(to Prospectus Dated April 7, 2011)

We are supplementing our Prospectus dated April 7, 2011 as originally filed as part of our Registration Statement on Form S-1 (Reg. No. 333-163901) with the Securities and Exchange Commission (the “Commission”) on December 21, 2009, as amended by that certain Post-Effective Amendment No. 3 to the Form S-1 on Form S-1/A, as filed with the Commission on March 31, 2011 (and effective as of April 7, 2011), as supplemented from time to time, related to the offering of up to 1,466,667 shares of common stock and an additional 133,334 shares for oversubscriptions (the “Prospectus”), to provide information contained in our Quarterly Report on Form 10-Q filed with the Commission on May 12, 2011 for the quarterly period ended March 31, 2011, a copy of which is attached hereto (without exhibits) and incorporated herein by reference.

The information contained herein, including the information attached hereto, supplements and supersedes, in part, the information contained in the Prospectus.  This Prospectus Supplement should be read in conjunction with the Prospectus and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement supersedes the information contained in the Prospectus.

ANY POTENTIAL INVESTORS IN OUR COMMON STOCK ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE OFFERING.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THE PROSPECTUS FOR THE RISKS ASSOCIATED WITH OUR BUSINESS.

Our Quarterly Report on Form 10-Q

On May 12, 2011, we filed with the Commission the attached quarterly report on Form 10-Q for the quarterly period ended March 31, 2011 with the Commission.

Neither the Commission nor the Oklahoma Department of Securities has approved or disapproved of these securities or determined if this Prospectus Supplement No. 1 is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is May 12, 2011.